EXHIBIT 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

          As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into Miller Industries, Inc.'s previously filed Registration Statements on Form S-4 (File No. 333-34641), and Form S-8 (File No. 33-82282).

/s/ ARTHUR ANDERSEN LLP

Chattanooga, Tennessee
July 26, 2000